UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2010

Shiner International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33960	98-0507398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:       86-898-68581104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On December 28, 2010, Shiner International, Inc. (the “Company”) entered into one or more Securities Purchase Agreements (as defined below) with a number of accredited investors (each an “Investor” and, collectively, the “Investors”) in connection with a private placement transaction providing for, among other things, the issuance of up to 3,333,333 units (the “Units”), with each Unit consisting of one share of the common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) and a warrant to purchase twenty percent (20%) of one (1) share of the Common Stock at an exercise price of $1.70 per share (the “Warrants”), at a purchase price of $1.20 per Unit (the “Offering Price”) for an aggregate offering of a minimum of $3,000,000 and up to a maximum of $4,000,000 (the “Offering”). At the closing of the Offering, the Company issued approximately 2.6 million Units and received gross proceeds in the amount of $3.13 million.  As a result of the issuance of the Shares and, assuming exercise of the Warrants and issuance of the shares issuable upon such exercise (the “Warrant Shares”), Investors shall receive or be entitled to receive an aggregate of 3,130,000 shares of Common Stock.

The transaction documents memorializing the financing include a Securities Purchase Agreement for Non-US Persons and a Regulation D Securities Purchase Agreement (collectively, the “Securities Purchase Agreement”), the Warrants, a Registration Rights Agreement and various ancillary certificates and exhibits in support thereof. Roth Capital Partners LLC provided financial advisory services to Shiner in conjunction with the financing and received compensation in the aggregate amount of $75,000.

The following is a brief summary of each of the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements or forms of the agreements, which are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements or forms of agreements for a more complete understanding of the terms and conditions associated with this transaction.  The only difference in the Securities Purchase Agreement for Non-US Persons and the Regulation D Securities Purchase Agreement is in the representations and warranties made by the Investor.

SECURITIES PURCHASE AGREEMENT

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of Units, each Unit consisting of a Share and a Warrant to purchase 20% of a Share of Common Stock. The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement may be qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules, if any, and the documentation surrounding the transaction as a whole.  The Securities Purchase Agreement contains covenants on the part of the Company which are typical for transactions of this type.

WARRANTS

The Warrants entitle the Investors to purchase up to an aggregate of 521,664 Shares of Common Stock. The Warrants are exercisable in whole or in part upon issuance and will remain exercisable for a twenty seven month period.  The exercise price of the Warrants is $1.70 per share of common stock, subject to adjustment in certain circumstances as set forth in the form of Warrant.

REGISTRATION RIGHTS AGREEMENT

The Registration Rights Agreement requires the Company to file a registration statement on Form S-1 (the “Registration Statement”) for the resale of the Shares and the Warrant Shares. The Registration Statement must be filed by February 28, 2011 and be deemed effective by the Securities and Exchange Commission (the “Commission”) on or before June 27, 2011.  The Registration Statement must remain effective and available for use until earlier of the date all of the securities covered by the registration statement have been sold or may be sold pursuant to Rule 144 free of volume limitations.

If (i) the Registration Statement is not filed on or before February 28, 2011, (ii) the Company fails to file a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (iii) the Registration Statement is not declared effective by June 27, 2011 as a result of a failure of the Company to meet its obligations or, (iv) following effectiveness, ceases to remain continuously effective or available to the Investors for a defined period of time (collectively, the “Event”), the Company is required to pay liquidated damages in an amount equal to 1.5% of the purchase price of all registrable securities then held by the Investors and still subject to Rule 144 volume limitations for each thirty (30) calendar day period until the Event is cured, subject to a cap of 10%.  The Registration Rights Agreement provides for customary indemnification for the Company and the Investor.

This summary is not complete, and is qualified in its entirety by reference to the full text of the agreement or form of the agreement, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review that agreement or form of agreement for a more complete understanding of the terms and conditions associated with this transaction.

The Securities Purchase Agreement for Non-US Persons, the Securities Purchase Agreement. the Registration Rights Agreement and a form of Warrant are attached as Exhibits 10.11, 10.12, 10.13 and 10.14, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including without limitation the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 3.02 Unregistered Sales of Equity Securities

On December 28, 2010, the Company agreed to issue the Shares and Warrants described in Item 1.01 of this Current Report on Form 8-K in exchange for aggregate gross proceeds of $3.13 million on the closing of the transactions described in the Securities Purchase Agreement. The Warrants are immediately exercisable, expire on the twenty seven month anniversary of their issuance and entitle their holders to purchase up to 521,664 shares of Common Stock at an initial exercise price of $1.70 per share, subject to adjustment as described in Item 1.01. The details of this transaction are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.

The Shares and the Warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as well as Regulation D and Regulation S promulgated by the Commission thereunder.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.11	Securities Purchase Agreement for Non-US Persons, dated as of December 28, 2010, between the Company and the Investors thereto
10.12	Securities Purchase Agreement, dated as of December 28, 2010, between the Company and the Investors thereto
10.13	Form of Warrant of the Company
10.14	Registration Rights Agreement, dated as of December 28, 2010, by and between the Company and the Investors
99.1	Press Release of Shiner International, Inc., dated December 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 29, 2010

SHINER INTERNATIONAL, INC.

By:	/s/ Qingtao Xing
Qingtao Xing
President & Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.11	Securities Purchase Agreement for Non-US Persons, dated as of December 28, 2010, between the Company and the Investors thereto

10.12	Securities Purchase Agreement, dated as of December 28, 2010, between the Company and the Investors thereto

10.13	Form of Warrant of the Company

10.14	Registration Rights Agreement, dated as of December 28, 2010, by and between the Company and the Investors

99.1	Press Release of Shiner International, Inc., dated December 29, 2010